                                                                   EXHIBIT 10.5




             AGREEMENT WITH RESPECT TO PROJECT COMPLETION AGREEMENT

         AGREEMENT (the "Agreement"), dated as of June 3, 1999, among CLOSED JOINT- STOCK COMPANY "FOREST-STARMA", a closed joint stock company, organized and existing under the legislation of the Russian Federation (the "Company"), THE PIONEER GROUP, INC., a corporation organized and existing under the laws of the state of Delaware (the "U.S. Sponsor"), PIONEER FOREST, INC., a corporation organized and existing under the laws of the state of Delaware and a wholly owned subsidiary of the U.S. Sponsor (the "U.S. Sponsor Subsidiary"), and OVERSEAS PRIVATE INVESTMENT CORPORATION, an agency of the United States of America ("OPIC").


                                   WITNESSETH:

         WHEREAS, the Company, the U.S. Sponsor, International Joint Stock Company "Starma Holding" (the "Russian Sponsor") and OPIC are parties to a Project Completion Agreement dated as December 21, 1995 (the "Project Completion Agreement");

         WHEREAS, all capitalized terms used herein and not otherwise defined herein shall have their respective meanings set forth in the Finance Agreement dated December 21, 1995, as amended to and including the date hereof, between the Company and OPIC or in the Project Completion Agreement;

         WHEREAS, as a result of the Recapitalization, the U.S. Sponsor Subsidiary will own 99%, and may own 100%, of the shares of capital stock of the Company and the Russian Sponsor no longer holds any capital stock of the Company; and


         NOW, THEREFORE, the parties agree as follows:

         1.   INDEMNITY.

              The U.S. Sponsor hereby indemnifies and holds harmless the Indemnified Persons from and against any and all losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever (Losses) that may be imposed on, incurred by, or asserted against any Indemnified Person in any way relating to the Contract of Pledge of Shares between the U.S. Sponsor Subsidiary and OPIC or the Recapitalization, if such Losses would not have occurred had the U.S. Sponsor and the Russian Sponsor not transferred their shares of the Company, directly or indirectly, to the U.S. Sponsor Subsidiary in connection with the Recapitalization. In particular, but without limitation, this indemnity extends to any Losses incurred by an Indemnified Person as a result of the bankruptcy of the U.S. Sponsor Subsidiary or due to the existence of any contract for pledge of shares in the Company which the U.S. Sponsor Subsidiary may have entered into, and having priority to, the contract for the Pledge of Shares with OPIC."

         2.   REPRESENTATIONS AND WARRANTIES.
              (a) Each of the Company, the U.S. Sponsor, the U.S. Sponsor Subsidiary represents and warrants to OPIC that this Agreement constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

              (b) Each of the U.S. Sponsor and the U.S. Sponsor Subsidiary represents and warrants to OPIC, jointly and severally that:
                    (i) As of the effective date hereof the U.S. Sponsor Subsidiary owns of record and beneficially, and the U.S. Sponsor owns beneficially, 97%, and upon completion of the Recapitalization will so own beneficially at least 99%, of the issued and outstanding shares of capital stock of the Company, and the U.S. Sponsor owns of record and beneficially all of the issued and outstanding shares of capital stock of the U.S. Sponsor Subsidiary;

                    (ii) As of the date hereof each of the representation and warranties of the Sponsors in paragraphs (b) through
                           (j) of Section 8.A of the Project Completion
                           Agreement are true and accurate.

         3. UNDERTAKING OF U.S. SPONSOR SUBSIDIARY. The U.S. Sponsor Subsidiary hereby agrees to be bound by, and jointly and severally responsible and liable for all obligations and liabilities of the U.S. Sponsor under, the terms of Project Completion Agreement and to appoint an agent for service of process satisfactory to OPIC in connection with this undertaking in compliance with the terms of
              Section 14(b) of the Project Completion Agreement and give written notice thereof to OPIC within 30 days after the date hereof. Notices to the U.S. Sponsor Subsidiary may be given to it at the following address:

                           60 State Street
                           Boston, MA 02109
                           Tel: 617-742-7825
                           Fax: 617-422-4286

         4. RATIFICATION AND CONFIRMATION. All the terms and provisions of the Project Completion Agreement are hereby ratified and confirmed by the U.S. Sponsor and the U.S. Sponsor Subsidiary and shall apply in full force and effect.

         5. EFFECTIVE DATE. This Agreement shall be effective as of the date hereof.

         6. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and all of which shall constitute one and the same instrument.

         IN WITNESS whereof, the parties hereto have caused this Agreement to be executed by their authorized representatives as of the day and year first above written.




                          CLOSED JOINT-STOCK COMPANY "FOREST-STARMA"


                          By:  /s/ Donald H. Hunter
                          Its: Authorized Officer


                          By:  /s/ Catherine V. Mannick
                          Its: Authorized Officer


                          By:  /s/ Inna Verdini
                          Its: Chief Accountant


                          THE PIONEER GROUP, INC.


                          By:  /s/ Eric W. Reckard
                          Its: Executive Vice President, CFO and Treasurer


                          PIONEER  FOREST, INC.


                          By:  /s/ Stephen G. Kasnet
                          Its: President


                          OVERSEAS PRIVATE INVESTMENT CORPORATION


                          By:  /s/ Steven S. Smith
                          Its: Investment Officer